SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-2

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                January 15, 1998
                                ----------------
                                (Date of Report)


                                 ENTROPIN, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


          Colorado                    33-23693                   84-1090424
----------------------------        ------------             -------------------
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)             Identification No.)


                       45926 Oasis Street, Indio, CA 92201
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (760) 775-8333
               ---------------------------------------------------
               (Registrant's telephone number including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.  Change in Control of Registrant
----------------------------------------

     Subsequent  to the Effective  Date of the Merger  Agreement as discussed in
Item 2 below, all directors and officers of Vanden Capital Group, Inc. (the "Company") resigned and new directors and officers were elected. The following table sets forth the names and positions of the current directors and executive officers of the Company:

Name                                                Position
----                                                --------

Higgins D. Bailey                           Chairman of the Board of Directors

Daniel L. Azarnoff, M.D.                    Acting President

Donald Hunter                               Secretary and Director

Dewey H. Crim                               Treasurer and Director


     On the Effective Date, the Company effected a reverse stock split of 1 share for each 300 shares of its Common Stock issued and outstanding. Pursuant to the terms of the Merger Agreement, the Company is required to issue, and is in the process of issuing, shares of its Common Stock and Series A Preferred Stock to the shareholders of Entropin as of January 15, 1998 on the basis of 1 share of Common Stock and Series A Preferred Stock for each 1 share of Common Stock and Series A Preferred Stock issued and outstanding which resulted in a change in control of the beneficial ownership of the Company.

     BENEFICIAL OWNERSHIP OF COMMON STOCK. The following table sets forth, as of the date hereof, the ownership of the Company's Common Stock, $.001 par value per share, by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock:

                           Name and Address               Amount and Nature of              Percent of Class
Title of Class             of Shareholder                Beneficial Ownership (1)                Owned
---------------            ----------------              --------------------               ----------------
Common Stock,              Higgins D. Bailey                  2,808,186 (2)                      48.3%
$.001 par value            45926 Oasis Street
                           Indio, CA 92201

Common Stock,              Shirley A. Bailey                  1,404,093 (3)                      24.1%
$.001 par value            45926 Oasis Street
                           Indio, CA 92201

Common Stock,              Milton D. McKenzie                 1,559,559 (4)                      26.8%
$.001 par value            45926 Oasis Street
                           Indio, CA 92201

Common Stock,              Caroline T. Somers                 1,145,793                          19.7%
$.001 par value            233 Paulin, No. 8512
                           Calexco, CA 92231

Common Stock,              James E. Wynn                        518,085                           8.9%
$.001 par value            306 Ayers Circle
                           Summerville, SC 29485

Common Stock,              Daniel L. Azarnoff, M.D.               -0-                             -0-
$.001 par value            433 Airport Blvd., Suite 419
                           Burlingame, CA 94010-2014


                                      -2-


Common Stock,              Donald Hunter                         30,000 (5)                       0.5%
$.001 par value            598 Kienzie Island Court
                           Sanibel, FL 33957

Common Stock,              Dewey H. Crim                         20,000 (6)                       0.3%
$.001 par value            242 Southern Hills Drive
                           Duluth, GA 30039

Common Stock,              All Directors and Executive
$.001 par value            Officers as a group
                            (4 persons)                       2,961,020                          50.9%

------------------
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes 1,404,093 shares owned in joint tenancy with Shirley A. Bailey, the spouse of Higgins D. Bailey, and 1,404,093 shares held in the name of Higgins D. Bailey as Pledgee in connection with a loan made to Thomas T. Anderson of which Mr. Higgins has no voting power.

(3) These shares are owned in joint tenancy with Higgins D. Bailey, the spouse of Shirley A. Bailey.

(4) Of these shares, 1,404,093 shares are held in the name of Higgins D. Bailey as Pledgee in connection with a loan made by Mr. Higgins to Thomas T. Anderson which is collateralized by the shares. Mr. McKenzie has sole voting power with respect to the 1,404,093 shares in connection with a second loan made to Thomas T. Anderson which is collateralized by the same shares.

(5) Of these shares, 10,000 shares are held in the name of Delores Decker Hunter, Trustee of the Delores Decker Hunter Generation Skipping Trust. Delores Decker Hunter is the spouse of Mr. Hunter and Mr. Hunter is deemed to have voting control over these 10,000 shares.

(6) These shares are owned in joint tenancy with Virgina Crim, the spouse of Dewey H. Crim.


     BENEFICIAL OWNERSHIP OF SERIES A PREFERRED STOCK. The following table sets forth, as of the date hereof, the ownership of the Company's Series A Preferred Stock, $.001 par value per share, by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock:

                           Name and Address               Amount and Nature of               Percent of Class
Title of Class             of Shareholder                 Beneficial Ownership (1)                Owned
--------------             ----------------               --------------------               ----------------
Series A                   Higgins D. Bailey                    178,000                           5.6%
Preferred Stock,           45926 Oasis Street
$.001 par value            Indio, CA 92201

Series A                   Thomas T. Anderson Trust             710,041                          22.1%
Preferred Stock,           45926 Oasis Street
$.001 par value            Indio, CA 92201

Series A                   Lowell M.  Somers                    822,446                          25.6%
Preferred Stock,           233 Paulin, No. 8512
$.001 par value            Calexco, CA 92231

Series A                   James E. Wynn                      1,500,000                          46.7%
Preferred Stock,           306 Ayers Circle
$.001 par value            Summerville, SC 29485

Series A                   Daniel L. Azarnoff, M.D.                 -0-                             -0-
Preferred Stock,           433 Airport Blvd., Suite 419
$.001 par value            Burlingame, CA 94010-2014

Series A                   Donald Hunter                            -0-                             -0-
Preferred Stock,           598 Kienzie Island Court
$.001 par value            Sanibel, FL 33957

Series A                   Dewey H. Crim                            -0-                             -0-
Preferred Stock,           242 Southern Hills Drive
$.001 par value            Duluth, GA 30039

Series A                   All Directors and Executive
Preferred Stock,           Officers as a group
$.001 par value             (4 persons)                         178,000                           5.6%


----------------
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

Item 2.  Acquisition or Disposition of Assets.
----------------------------------------------

     On January 15, 1998 (the "Effective Date"), Vanden Capital Group, Inc., a Colorado corporation (the "Company"), and Entropin, Inc., a California corporation ("Entropin"), completed an acquisition whereby the Company acquired all of the outstanding shares of Entropin pursuant to an Agreement and Plan of Merger dated December 9, 1997 between the Company and Entropin (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, the following actions occurred:

     (1) For and in consideration of the exchange of all shares of the Common Stock and Series A Preferred Stock of Entropin issued and outstanding on the Effective Date:

         (a) The Company recapitalized its issued and outstanding shares of Common Stock ($.0001 par value) from 90,015,200 shares to 300,050 shares by a reverse split of 1 share for 300 shares and increased the par value thereof to $.001 per share. The Company reduced its 50,000,000 shares of Preferred Stock ($.0001 par value) to
               10,000,000 shares and increased the par value thereof to $.001 per share. The Company designated 3,210,487 of its 10,000,000 shares of Preferred Stock as redeemable eight percent (8%) non-cumulative, non-voting Preferred Stock (the "Series A Preferred Stock). The principal terms of the Series A Preferred Stock are described in Article III of the Company's Amended and Restated Articles of Incorporation which is filed herewith as Exhibit 3.4 to this Form 8-K.

         (b) The Company issued 5,520,000 shares of $.001 par value Common Stock to shareholders of all the issued and outstanding Common Stock of Entropin in exchange therefor on a one for one basis.

         (c) The Company issued 3,210,487 shares of $.001 par value Series A Preferred Stock to shareholders of all the issued and outstanding Series A Preferred Stock of Entropin in exchange therefor on a one for one basis.

     (2) Each share of the Common Stock and Series A Preferred Stock of Entropin which was issued and outstanding on the Effective Date, by virtue of the merger and without any action on the part of Entropin, was retired and cancelled.

     The Company has agreed to register the shares of Common Stock issued pursuant to the Merger Agreement with the Securities and Exchange Commission as soon as is practicable after the Effective Date.

     Subsequent to the acquisition, the Company changed its name to Entropin, Inc. and has become engaged in the pharmaceutical research business and will be commercially developing a patented medicinal preparation known as Esterom(R), which is the current business of Entropin. Esterom(R) is a medicinal preparation formulated for the treatment of impaired range of motion associated with acute lower back pain and painful shoulder. Entropin has been issued seven patents by the U.S. Patent Office on Esterom(R). Entropin has a current and open Investigational New Drug File with the U.S. Food and Drug Administration and has completed Phase II of the approval process.

     The Merger Agreement and related transactions were approved by the Company's shareholders at a special meeting of the shareholders held on January 15, 1998.

     In connection with the Merger Agreement, Entropin conducted a private placement of its Common Stock consisting of a maximum of 30 Units, each Unit consisting of 10,000 shares of Common Stock, or 300,000 shares (the "Units"), at an offering price of $27,500 per Unit, or $825,000, on an "all-or-none" basis (these shares are included in the 5,520,000 shares issued in connection with the Merger Agreement). The offering terminated on December 31, 1997 and funds were held in escrow until the Effective Date. All offers and sales were made by Entropin. The offering was made pursuant to the federal registration exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated thereunder only to "accredited investors" as that term is defined in Rule 501(a) of Regulation D.

     The Company currently is represented by the law firm of Brenman Bromberg & Tenenbaum, P.C. (the "Law Firm") and has been so represented since March, 1994. Albert Brenman and A. Thomas Tenenbaum, shareholders of the Company and officers and directors of the Company until their resignations subsequent to the Effective Date of the Merger Agreement, are officers, directors and shareholders of the Law Firm. The Law Firm will continue to represent the Company in securities law matters. Representation of the Company by Brenman Bromberg &
Tenenbaum, P.C. has been at the firm's standard hourly fees for services involving general corporate and securities law matters.


Item 7.  Financial Statements and Exhibits.
------------------------------------------

         (a) The following financial statements of the business acquired are filed as a part of this Form 8-K and immediately follow the signature page:

                                                                                                  Page
                                                                                                  ----
         Report of Independent Certified Pubic Accountants.....................................   F-1
         Balance Sheet - December 31, 1996 and 1997............................................   F-2
         Statement of Operations - For the years ended December 31, 1996 and 1997 and for the period from August 27, 1984
           (Inception) to December 31, 1997....................................................   F-3
         Statement of Changes in Stockholders' Equity (Deficit) -
           For the period from August 27, 1984 (inception) to
           December 31, 1997...................................................................   F-4
         Statement of Cash Flows - For the years ended December 31, 1996 and 1997 and for the period from August 27, 1984
           (inception) to December 31, 1997.....................................................  F-5
         Statement of Cash Flows - For the years ended December 31, 1996 and 1997 and for the period from August 27, 1984
           (inception) to December 31, 1997.....................................................  F-6
         Notes to Financial Statements - December 31, 1996 and 1997.............................  F-7


         (b) The following pro forma financial information is filed as a part of this Form 8-K and immediately follow the above-referenced financial statements:

          Unaudited Pro Forma Information.......................................................  F-17
          Unaudited Pro Forma Combined Balance Sheet - December 31, 1997........................  F-18
          Unaudited Pro Forma Combined Statement of Stockholders'
            Equity - December 31, 1997..........................................................  F-19
          Notes to Unaudited Pro Forma Combined Financial Statements............................  F-20


     (c) Exhibits:

         Exhibit 3.3 Articles of Merger, as filed with the Colorado Secretary of State on January 15, 1998(1)

         Exhibit 3.4 Amended and Restated Articles of Incorporation, as filed with the Colorado Secretary of State on January 15, 1998, as corrected(1)

         Exhibit 10.3 Agreement and Plan of Merger, dated December 9, 1997, Between Vanden Capital Group, Inc. and Entropin, Inc.(1)

--------------
(1) Incorporated by reference to the initial Form 8-K, dated January 15, 1998, filed with the SEC on January 30, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 25, 1998              ENTROPIN, INC.


                                  By  /s/ Wellington A. Ewen
                                    --------------------------------------------
                                      Wellington A. Ewen
                                      Chief Financial Officer

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Entropin, Inc.


We have audited the accompanying balance sheet of Entropin, Inc. (a development stage company) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entropin, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended and for the period from August 27, 1984 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

Denver, Colorado
February 22, 1998, except
for Note 9, as to which the
date is March 19, 1998                    CAUSEY DEMGEN & MOORE INC.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                           December 31, 1996 and 1997

                                     ASSETS
                                     ------
                                                          1996         1997
                                                          ----         ----
Current assets:
   Cash                                                $    1,677   $      291
   Accounts receivable - stockholder (Note 2)               5,000        5,000
                                                       ----------   ----------
     Total current assets                                   6,677        5,291

Deferred stock offering costs (Notes 4 and 8)                   -       10,746

Patent costs, less accumulated amortization of
   $22,300 (1996) and $40,300 (1997)                      218,326      266,456
                                                       ----------   ----------
                                                       $  225,003   $  282,493
                                                       ==========   ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

Current liabilities:
   Accounts payable                                    $  148,557   $  329,813
   Advances - stockholders (Note 2)                        21,036       98,873
                                                       ----------   ----------
     Total current liabilities                            169,593      428,686

Long-term debt:
   Stockholders (Note 2)                                1,601,697    1,710,487
   Deferred royalty agreement (Note 6)                    111,440      155,495
   Compensation agreement (Note 6)                      1,430,000    1,500,000
                                                       ----------   ----------
     Total long-term debt                               3,143,137    3,365,982

Commitments and contingencies (Notes 6 and 8)

Series A redeemable preferred stock, $.001 par value,
   3,210,487 shares authorized, no shares issued
   and outstanding (Notes 3 and 8)                              -            -

Stockholders' equity (deficit) (Notes 4 and 8):
   Preferred stock, $.001 par value; 10,000,000 shares
     authorized, Series A reported above (Note 3)               -            -
   Common stock, $.001 par value; 50,000,000
     shares authorized, 5,220,000 shares issued
     and outstanding                                        5,220        5,220
   Additional paid-in capital                             369,780    1,043,780
   Deficit accumulated during the development stage    (3,462,727)  (4,561,175)
                                                       ----------   ----------
     Total stockholders' equity (deficit)              (3,087,727)  (3,512,175)
                                                       ----------   ----------
                                                       $  225,003   $  282,493
                                                       ==========   ==========


                            See accompanying notes.
                                      F-2

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 1996 and 1997
    and for the Period from August 27, 1984 (inception) to December 31, 1997


                                                                   Cumulative
                                                                  amounts from
                                             1996         1997      inception
                                             ----         ----    ------------

Costs and expenses:
   Research and development                $ 167,818  $   683,209  $ 3,752,854
   General and administrative                101,894      269,853      511,255
   Depreciation and amortization              10,550       18,000       57,368
                                           ---------  -----------  -----------
     Operating loss                         (280,262)    (971,062)  (4,321,477)

Other income (expense):
   Interest expense                          (94,876)    (127,386)    (239,698)
                                           ---------  -----------  -----------

Net loss                                   $(375,138) $(1,098,448) $(4,561,175)
                                           =========  ===========  ===========
Basic loss per common share (Note 5)       $    (.07) $      (.21) $      (.87)
                                           =========  ===========  ===========



                            See accompanying notes.

                                                 ENTROPIN, INC.
                                         (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                      For the Period from August 27, 1984 (inception) to December 31, 1997
                                                                                                            Deficit
                                                                                                          accumulated
                                                           Common Stock       Additional                  during the
                                                        ------------------     paid-in       Stock        development
                                                        Shares      Amount     capital    subscriptions      stage
                                                        ------      ------    ----------  -------------   -----------
Balance at August 27, 1984 (inception)                         -    $    -   $        -     $      -      $         -

   Sale of common stock for cash
     in 1984 ($.005 per share)                           991,800       992        4,008            -                -

   Issuance of common stock in exchange for
      services in 1991 ($.005 per share)               3,967,198     3,967       16,033            -                -

   Cash contribution from shareholder in 1991                  -         -       50,000            -                -

   Net loss for the period from inception through
     December 31, 1994                                         -         -            -            -       (2,824,221)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1994                             4,958,998     4,959       70,041            -       (2,824,221)

   Cash received for common  stock subscription                -         -            -      150,000                -

   Net loss for the year                                       -         -            -            -         (263,368)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1995                             4,958,998     4,959       70,041      150,000       (3,087,589)

   Sale of common stock for cash ($1.15 per share)       261,002       261      299,739     (150,000)               -

   Net loss for the year                                       -         -            -            -         (375,138)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1996                             5,220,000     5,220      369,780            -       (3,462,727)

   Capital contributions (Note 4)                              -         -      674,000            -                -

   Net loss for the year                                       -         -            -            -       (1,098,448)
                                                       ---------    ------   ----------     --------      -----------
Balance, December 31, 1997                             5,220,000    $5,220   $1,043,780     $      -      $(4,561,175)
                                                       =========    ======   ==========     ========      ===========

                                                    See accompanying notes.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1996 and 1997
    and for the Period from August 27, 1984 (inception) to December 31, 1997

                                                                     Cumulative
                                                                      amounts
                                                                       from
                                              1996         1997      inception
                                              ----         ----      ---------
Cash flows from operating activities:
   Net loss                                 $(375,138) $(1,098,448) $(4,561,175)
   Adjustments to reconcile net loss to
     net cash used in operating
     activities:
      Depreciation and amortization            10,550       18,000       57,368
      IBC partner royalty agreement                 -       44,055      155,495
      Services contributed in exchange
        for stock                                   -      674,000      694,000
      Services contributed in exchange for
        compensation agreements               110,000       70,000    2,231,678
      Increase in accounts receivable -
        shareholder                                 -            -       (5,000)
      Increase in accounts payable             33,418      181,256      329,813
      Increase in accrued interest             60,341      108,790      169,139
      Other                                         -           -           139
                                            ---------  -----------  -----------
      Total adjustments                       214,309    1,096,101    3,632,624
                                            ---------  -----------  -----------
      Net cash used in operations            (160,829)      (2,347)    (928,551)

Cash flows from investing activities:
   Purchase of equipment                            -            -      (17,207)
   Patent costs                               (54,564)     (66,130)    (306,756)
                                            ---------  -----------  -----------
      Net cash used in investing activities   (54,564)     (66,130)    (323,963)

Cash flows from financing activities:
   Deferred stock offering costs                    -      (10,746)     (10,746)
   Proceeds from sale of common stock         150,000            -      355,000
   Proceeds from stockholder loans             19,972            -      809,678
   Proceeds from stockholder advances          21,035       77,837       98,873
                                            ---------  -----------  -----------
      Net cash provided by financing
         activities                           191,007       67,091    1,252,805
                                            ---------  -----------  -----------
Net increase (decrease) in cash               (24,386)      (1,386)         291

Cash at beginning of period                    26,063        1,677            -
                                            ---------  -----------  -----------
Cash at end of period                       $   1,677  $       291  $       291
                                            =========  ===========  ===========

                         (Continued on following page)
                            See accompanying notes.

                                 ENTROPIN, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           For the years ended December 31, 1996 and 1997 and for the Period from August 27, 1984 (inception) to December 31, 1997




                         (Continued from preceding page)

Supplemental disclosure of cash flow information:

                                                               Cumulative
                                                                 amounts
                                                                 from
                              1996              1997           inception
                              ----              ----           ---------

Cash paid during period
for interest                $6,372            $15,598           $59,855


Supplemental disclosure of non-cash financing activities:

During 1996, the Company entered into a compensation agreement with the spouse of a shareholder for $731,678 in exchange for services performed for the Company in prior years (see Note 2).

Pursuant to an agreement with an IBC limited partner, the Company has accrued a liability totaling $155,495 at December 31, 1997 for advance royalties due to the individual (see Note 6).

In November of 1997, the Company reached an agreement with an individual to enter into a compensation agreement in exchange for services the individual has provided the Company since inception (see Note 6). The Company has reflected a liability of $1,430,000 and $1,500,000 in 1996 and 1997, respectively, related to this agreement.



                            See accompanying notes.
                                     F-6

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997


1.   Organization and summary of significant accounting policies
     -----------------------------------------------------------

     Organization:

     Entropin, Inc., a Colorado corporation, was organized in August 1984, as a pharmaceutical research company developing Esterom(R), a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder. The Company is considered to be a development stage enterprise as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. Activities from inception include research and development activities, seeking the U.S. Food and Drug Administration (FDA) approval for Esterom(R), as well as fund raising.

     Basis of presentation and management's' plans:

     The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has been primarily involved in research and development activities. This has resulted in significant losses and a stockholders' deficit at December 31, 1997 of $4,561,175. The Company's continued existence is dependent on its ability to obtain the additional funding necessary to complete the FDA approval process for Esterom(R) and market the product.

     As described in Note 8, the Company has successfully completed a private placement and a recapitalization of the Company which will provide additional liquidity for the Company for current operations. However, the Company estimates it will require additional funding of up to $8,000,000 over the next three years to successfully complete the FDA approval process. The financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern in its present form.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes:

     The Company has elected under the Internal Revenue Code to be an 'S' corporation. In lieu of corporation income taxes, the shareholders of an 'S' corporation include their respective shares of the Company's net income or loss in their individual income tax returns.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

1.   Organization and summary of significant accounting policies (continued)
     -----------------------------------------------------------------------

     Deferred stock offering costs:

     Deferred stock offering costs represent costs incurred to December 31, 1997, in connection with the private placement of common stock, more fully discussed in Note 6. Costs incurred as of December 31, 1997 and additional costs incurred subsequent to that date, were charged against the proceeds of the offering.

     Patents:

     Patents are stated at cost less accumulated amortization which is calculated on a straight-line basis over the useful lives of the assets, estimated by management to average 17 years. Research and development costs and any costs associated with internally developed patents (with the exception of legal costs) are expensed in the year incurred.

     Impairment of long-lived assets:

     The Company evaluates the potential impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121,
     Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The Company annually reviews the amount of recorded long-lived assets for impairment. If the sum of the expected cash flows from these assets is less than the carrying amount, the Company will recognize an impairment loss in such period.

     Cash equivalents:

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of credit risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality financial institutions. At times during the years, the balance at any one financial institution may exceed FDIC limits.

     Reclassifications:

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 financial statement presentation.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997


2.   Related party transactions
     --------------------------

     Office Space:

     The Company presently uses part of an office facility and administrative services provided by a director and stockholder of the Company at no cost.

     Accounts receivable - stockholder:

     During 1994, the Company advanced $5,000 to a stockholder. The advance does not bear interest and is due on demand. The Company expects the advance to be paid in full.

     Advances - stockholders:

     During 1996 and 1997, the Company was advanced an aggregate of $83,873 by a stockholder from the stockholder's personal line of credit. The advances are non-interest bearing and due on demand.

     During 1997, the Company received advances from a stockholder totaling $15,000. The advances do not bear interest and are payable upon demand. The stockholders' advances have been repaid from proceeds of the private placement on January 22, 1998 (see Note 4).

     Long-term debt - stockholders:

     Long-term debt - stockholders consisted of the following at December 31, 1996 and 1997:

                                                                      1996        1997
                                                                      ----        ----
     8% Note payable - stockholder, issued for cash advances,
         principal plus accrued interest due December 31,
         2000, unsecured                                          $  631,678    $  631,678

     8% Note payable - stockholder, issued for cash advances,
         principal plus accrued interest due December 31,
         2000, unsecured                                             178,000       178,000

     8% Note  payable -  stockholder, issued for past services, principal plus accrued interest due December 31,
         2000, unsecured                                             731,678       731,678

     Accrued interest payable                                         60,341       169,131
                                                                  ----------    ----------
                                                                  $1,601,697    $1,710,487
                                                                  ==========    ==========

       As described in Note 6, effective January 15, 1998, all above noted long-term debt plus accrued interest was converted to 1,710,487 shares of the Company's redeemable 8% non-voting, non-cumulative Series A Preferred Stock at $1 per share, for a total of $1,720,487 which represents the recorded amount of the liability at December 31, 1997 and fair value of preferred stock issued.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

3.   Redeemable preferred stock
     --------------------------

     In December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to authorize 10,000,000 shares of $.001 par value preferred stock. 3,210,487 shares of the Company's preferred stock were designated as redeemable, non-voting, non-cumulative 8% Series A Preferred Stock (see Note 8). The annual 8% dividend is based upon a $1.00 per share value, and is only payable out of earnings.

     The Series A Preferred Stock will be subject to mandatory redemption. The funds available for redemption will be equal to more than 20% but less than 50% of annual earnings, as determined annually by the Board of Directors, but not exceeding cash flow from operations and will automatically cancel in seven years if not fully redeemed. The Company may voluntarily redeem outstanding shares of preferred stock at $1 per share.

4.   Stockholders' equity
     --------------------

     Buy-sell agreement:

     On August 11, 1993, the Company entered into a buy-sell agreement with the existing stockholders which, among other provisions, requires stockholders desiring to sell or transfer shares to a person or entity other than an immediate family member to first submit a proposal of the sale or transfer and its terms to the Company. Pursuant to the agreement, the Company is entitled to a first right option to purchase some or all of the shares on the terms and price offered to the buyer after which, subject to certain provisions, all other individual shareholders may then purchase any remaining shares not purchased by the Company. The buy-sell agreement was cancelled January 15, 1998.

     Authorized capital:

     Pursuant to the recapitalization more fully described in Note 8, in December 1997, the Board of Directors approved an amendment to the Articles of Incorporation to increase the authorized common stock to 7,000,000 shares and to establish its par value at $.001 per share.

     Stock split:

     On December 10, 1997, the Board of Directors approved a 198.36-for-one stock split. Accordingly, all references to common shares including the number of shares (except shares authorized), stock option data, additional paid-in capital, and per share information have been retroactively restated to reflect the stock split, which presentation is consistent with the recapitalization of the Company (see Note 8).

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

4.   Stockholders' equity (continued)
     --------------------------------

     Private placement:

     As of December 31, 1997, the Company had commenced a private placement of 30 units (10,000 shares of its $.001 par value common stock per unit) at $27,500 per unit, $2.75 per share, which closed on January 15, 1998 with gross proceeds of $825,000 (see Note 8).

     Capital contributions:

     In December 1997, certain shareholders of the Company contributed a portion of their common stock to an individual providing business advisory and legal services to the Company (78,300 shares valued at $156,000) and to the Chairman of the Pharmaceutical Sciences Department of a university as partial settlement for research and development services (259,042 shares valued at $518,000). The transactions were accounted for based upon the fair value of the common shares contributed, approximately $2.00 per share. The expense and related capital contributions are reflected at December 31, 1997.

5.   Basic net loss per share
     ------------------------

     Basic net loss per share is based on the weighted average number of shares outstanding during the periods, 5,220,000 shares. Shares issued for nominal consideration are considered outstanding since inception. Diluted loss per share has not been presented as exercise of the outstanding stock options would have an anti-dilative effect.

6.   Commitments and contingencies
     -----------------------------

     Compensation agreements:

     In 1993, the Company entered into a 30 year compensation agreement with I.B.C. limited partners owning 64.28% of the limited partnership. The
     I.B.C. Limited Partnership participated in the early development of Estrom(R) (the medicine) and owned the patent rights to three patents and all intellectual property rights. Under the terms of the Agreement, the Company acquired all of the patent and intellectual property rights in exchange for certain compensation to the limited partners, which is dependent upon the Company's receipt of a marketing partners technological access fee and royalty payments. The partnership was subsequently dissolved. Compensation under the agreement includes a bonus payment of $96,420 to be paid at the time the Company is reimbursed by a drug company for past expenses paid for development of the medicine, as well as 64.28% of a decreasing payment rate (3% to 1%) on cumulative annual royalties received by the Company. As of December 31, 1996 and 1997, no liabilities have been accrued with respect to this agreement.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

6.   Commitments and contingencies (continued)
     -----------------------------------------

     In a separate agreement with a former I.B.C. limited partner, the Company has agreed to pay the partner 35.72% of a decreasing earned payment (3% to 1% on cumulative annual sales of products by the Company) until October 10, 2004. From October 10, 2004 until October 10, 2014, the Company will pay the partner 17.86% of the earned payment. In accordance with the agreement, the Company has agreed to pay the former limited partner the amount of $40,000 and a minimum earned payment of $3,572 per calendar quarter beginning on December 1, 1989. Such minimum earned payment is to be evidenced by a promissory note issued each quarter and payable when the Company is either reimbursed for expenses paid for the development of the medicine or from the first income received from the Company from net sales of the medicine. The quarterly payments are to be applied against the earned payment to be received by the limited partner. As of December 31, 1996, and 1997, the total liability accrued with respect to this agreement totaled $111,440 and $155,495, respectively.

     Consulting Agreement:

     On March 12, 1996, the Company entered into a Consulting Agreement with a firm whereby the Company has to pay the firm up to a $50,000 success fee concurrent with the Company's signing of any agreement establishing a corporate partnership, product license, or any other agreement relating to the marketing of the medicine. As of December 31, 1997 50% of this fee had been earned and $25,000 had been recorded as a liability and expense.

     Development of New Products Agreement:

     On January 26, 1987, the Company entered into a Development of New Products Agreement with a university whereby the university provides various services including research and development, product formulations, and clinical supply for the Company relating to its development of the medicine on a project by project basis. Prior to the commencement of each project, the Company and the university will mutually agree on the nature, type, and timing of each special project as well as the terms of compensation to the university. Under the agreement, the university is required to disclose to the Company all inventions, discoveries, or improvements conceived or made by the university and has agreed to assign all its interests to the Company.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

6.   Commitments and contingencies (continued)
     -----------------------------------------

     Compensation Agreement:

     During November 1997, the Company began negotiating with an individual regarding compensation for research and development services provided since the inception of the Company. In exchange for these services, the Company agreed to issue an 8% note payable to the individual in the principal amount of $1,500,000 maturing December 31, 2000. The Company has accrued related costs of $1,430,000 as of December 31, 1996, and accrued additional liability of $70,000 during the year ended December 31, 1997. Subsequent to year end, the Company converted this obligation to 1,500,000 shares of its non-voting, non-cumulative redeemable 8% Series "A" preferred stock, at $1 per share, which was considered to be fair value of the services received by the Company (see Note 8). In addition, effective December 15, 1997 three stockholders of the Company agreed to transfer a portion of their common stock to provide the individual with approximately 5% of the outstanding common shares (see Note 4).

     Development and Supply Agreement:

     On January 1, 1997, the Company entered into 10 year Development and Supply Agreements with Mallinckrodt, Inc. to develop all of the chemistry, manufacturing and controls to comply with the drug master file of the Food and Drug Administration as well as supply the bulk active product for marketing. In exchange for these services, Mallinckrodt will receive exclusive rights as a supplier of the bulk active product to the Company in North America. For the first year ended December 31, 1997, the contract price of the ingredient will be fixed based on the number of liters ordered by the Company. Subsequent to December 31, 1997, the cost per liter will be adjusted based on changes in the price of the components in the bulk active product.

     In addition, pursuant to the agreement, the Company has granted Mallinckrodt a right of first refusal to supply the Company's requirements of the bulk active product in all other parts of the world outside of North America.

     Management advisory services agreement:

     On October 28, 1997, the Company entered into a 3-year agreement with an organization providing management advisory services to the Company. The organization provides assistance in developing and implementing a strategic plan of merger or acquisition and for business and financial community relations. The agreement provides compensation, for arranging a merger or acquisition acceptable to the Company, through the issuance of two options to acquire 180,001 shares of the Company's common stock for $100 and $504,000, respectively, simultaneous with the closing of the merger (see
     Note 8). The options are exercisable for a five-year period. In addition, the organization received registration rights for the shares underlying the options. The difference between the fair value of the stock and the exercise price will be treated as additional costs of the merger and charged to capital.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

7.   Financial instruments
     ---------------------

     The carrying values of cash, accounts receivable-shareholder, accounts payable and advances-shareholders approximated fair value due to the short-term maturities of these instruments.

     The Company believes that it is not practical to estimate a fair market value different from the carrying value of long-term debt. Long-term debt, excluding the deferred royalty agreement, was converted into redeemable preferred stock on January 15, 1998. Both the redeemable preferred stock and the deferred royalty agreement have numerous features unique to these securities and agreements as described in Notes 3 and 6.

8.   Subsequent events
     -----------------

     Recapitalization:

     On December 9, 1997, the Company entered into an agreement and plan of merger with Vanden Capital Group, Inc. (Vanden) to exchange all of the issued and outstanding common shares of the Company, in exchange for 5,220,000 shares of Vanden's $.001 par value common stock.

     Pursuant to the agreement, Vanden agreed to have cash of $220,000 and no unpaid liabilities at the effective date of the transaction. The exchange was consummated on January 15, 1998. As a condition precedent to the exchange, the Company successfully raised gross proceeds of $825,000 through a private placement of its common stock (see Note 3).

     Following the exchange, the Company's shareholders own approximately 95% of the outstanding common stock of Vanden. The acquisition has been accounted for as a recapitalization of the Company based upon historical cost. Accordingly, the number authorized and issued common shares, par value of common stock and additional paid-in capital have been restated on the balance sheet and the statement of stockholders' equity to give retroactive effect to the recapitalization.

     Issuance of preferred stock:

     On January 15, 1998, the Company issued 3,210,487 shares of its Series A redeemable non-voting, non-cumulative 8% preferred stock in exchange for an aggregate $1,710,487 of notes payable to shareholders and accrued interest, and the $1,500,000 compensation agreement (see Notes 2 and 6).

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

8.   Subsequent events (continued)
     -----------------------------

     Issuance of common stock:

     In connection with the recapitalization effected on January 15, 1998, the Company issued 180,001 shares of its $.001 par value common stock to an unrelated entity for cash of $100 as required by the management advisory services contract (see Note 6). The difference between the fair value of the stock, estimated by the Company to be $2.00 per share, and the exercise price was treated as additional cost of the transaction (merger) and charged to capital, consistent with accounting for the reverse acquisition as a recapitalization. The net effect of this transaction was to record an increase and related decrease to additional paid-in capital of $360,000.

     License agreement:

     In January 1998, the Company entered into an agreement with a director of the Company, whereby the Company granted the director a non-exclusive right to make, import and use the Company's product, Esterom(R), under the Company's licensed patents and to use the Company's confidential information to develop new products that contain the same active ingredients as Esterom(R), but are formulated differently. All rights to the improved products will remain the exclusive property of the Company and the director will receive a two percent royalty on the net sales of all improved products, and a negotiated royalty on new products. The expiration date of this agreement is January 1, 2003.

     Change in tax status:

     The consummation of the stock exchange with Vanden and the issuance of preferred stock in January 1998, resulted in a change in the Company's tax status from an S corporation to a taxable corporation. The effect of the change would be to provide for income tax based upon reported results of operations, and to provide deferred tax assets and liabilities on temporary differences between reported earnings and taxable income. Since the Company has had losses since inception, no change in the results of operations would have occurred, assuming the change in status occurred at the beginning of the periods presented.

     Unaudited pro forma combined balance sheet:

     The following table presents the unaudited pro forma combined balance sheet of the Company and Vanden as though the combination had occurred on December 31, 1997, giving effect to the recapitalization, the private placement and the other subsequent events described above.

                                 ENTROPIN, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1997

8.   Subsequent events (continued)
     -----------------------------
     Assets:
         Current assets                             $1,034,247
         Other assets                                  266,456
                                                    ----------
                                                    $1,300,703
                                                    ==========
     Liabilities and stockholders' equity:
         Current liabilities                          $428,686
         Other liabilities                             155,495
         Redeemable preferred stock                  3,210,487
         Stockholders' equity (deficit)             (2,493,965)
                                                    ----------
                                                    $1,300,703
                                                    ==========

9.   Proposed management agreement
     -----------------------------

     During March 1998, the Company has been negotiating an agreement with a company experienced in managing pharmaceutical development , including providing assistance in taking pharmaceutical products to the FDA and through the clinical trials and New Drug Application stages of development. The agreement is proposed to have a 33 month term, at the end of which the Company's primary product, Esterom(R), may be approved for marketing. The Company would be required to pay management fees of approximately $900,000 over the term of the agreement, as well as grant stock options to the company within thirty days after execution of the agreement to purchase 450,000 shares of Entropin common stock. The options will have a term of five years from the grant date and an exercise price of $1.50. The options will be exercisable in varying amounts on dates ranging from August 1998 to December 2000.

     The difference between the fair value of the options at date of grant and the exercise price, estimated to be approximately $1,950,000 using the Black-Scholes option- pricing model, will be recorded as additional paid-in capital and unearned stock compensation. The unearned stock compensation will be amortized to expense on a straight-line basis over the 33 month term of the agreement.

                         UNAUDITED PRO FORMA INFORMATION



On December 9, 1997, Vanden Capital Group, Inc. (Vanden) entered into an agreement and plan of merger to acquire all of the issued and outstanding shares of Entropin Inc. (Entropin) in exchange for 5,220,000 shares of Vanden $.001 par value common stock and $220,000 in cash.

After  the  exchange   Entropin   shareholders  own  approximately  95%  of  the
outstanding common stock of the surviving company. The Entropin shareholders have appointed a new Board of Directors who have in turn elected new officers.

Entropin is a pharmaceutical research company developing Estrom(R), a topically applied compound for the treatment of impaired range of motion associated with acute lower back sprain and acute painful shoulder.

The following unaudited pro forma combined balance sheet and unaudited pro forma combined statement of stockholders' equity (deficit) assume the exchange occurred on December 31, 1997 and combines the financial positions of Vanden as of November 30, 1997, and Entropin as of December 31, 1997, using the assumptions described in the accompanying notes. Since Entropin is the predominant entity, this combination is accounted for as a recapitalization of Entropin.

The unaudited pro forma results of the combined operations of Vanden and Entropin are not presented because the combination is accounted for as a recapitalization at historical cost, not a business combination.

Vanden received shareholder approval to effect the recapitalization and to amend its Articles of Incorporation to change Vanden's name to Entropin Inc., effective January 15, 1998.


                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               December 31, 1997

                                       "Vanden"     "Entropin"           Pro forma      Pro forma
                                      Historical    Historical           Adjustments    Combined
                                      ----------    ----------           -----------    ---------

                                     ASSETS
                                     ------
Current assets:
   Cash                                $307,301     $      291  (D)      $  808,856
                                                                (A)         (87,201)    $1,029,247
   Accounts receivable                        -          5,000                    -          5,000
                                       --------     ----------           ----------     ----------

     Total current assets               307,301          5,291              721,655      1,034,247

Deferred offering costs                       -         10,746  (D)         (10,746)             -

Patent costs, net of
     amortization                             -        266,456                    -        266,456
                                       --------     ----------           ----------     ----------

                                       $307,301     $  282,493           $  710,909     $1,300,703
                                       ========     ==========           ==========     ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------
Current liabilites:
   Accounts payable                    $ 12,643     $  329,813  (A)      $  (12,643)    $  329,813
   Advances-stockholders                      -         98,873                    -         98,873
                                       --------     ----------           ----------     ----------

     Total current liabilites            12,643        428,686              (12,643)       428,686

Long-term debt:
   Stockholders                               -      1,710,487  (E)      (1,710,487)             -
   Deferred royalty agreement                 -        155,495                    -        155,495
   Compensation agreement                     -      1,500,000  (E)      (1,500,000)             -
                                       --------     ----------           ----------     ----------

     Total long-term debt                     -      3,365,982           (3,210,487)       155,495

Redeemable preferred stock                    -              -            3,210,487      3,210,487

Stockholders' equity (deficit):
   Preferred stock                            -              -                    -              -
   Common stock                           9,002          5,220               (8,222)         6,000

   Additional paid-in capital           687,469      1,043,780              329,961      2,061,210

   Deficit accumulated during
     the development stage             (401,813)    (4,561,175)             401,813     (4,561,175)
                                       ---------    ----------           ----------     ----------

      Total stockholders'
         equity (deficit)               294,658     (3,512,175)             723,552     (2,493,965)
                                       --------     ----------           ----------     ----------

                                       $307,301     $  282,493           $  710,909     $1,300,703
                                       ========     ==========           ==========     ==========

        See notes to unaudited pro forma combined financial statements.

   UNAUDITED PRO FORMA COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                               December 31, 1997

                                         "Vanden"      "Entropin"             Pro forma    Pro forma
                                         Historical    Historical             Adjustments  Combined
                                         ----------    ----------             -----------  ----------
Series A redeemable preferred
   stock, $.001 par value;
    3,210,487, shares issued
    and outstanding                       $      -     $         -     (E)    $3,210,487   $ 3,210,487
                                          ========     ===========            ==========   ===========

Stockholders' equity (deficit):
   Preferred stock, $.001 par
     value; 10,000,000 shares
     authorized, Series A
     reported above                       $      -     $         -            $      -     $         -

   Common  stock,  $.001  par  value;
     50,000,000  shares  authorized,
     300,050 (Vanden), 5,220,000
     (Entropin) and 6,000,051 (combined)
     shares issued and outstanding           9,002           5,220     (B)      (8,702)
                                                                       (D)         300
                                                                       (A)         180           6,000

   Additional paid-in capital              687,469       1,043,780     (B)       8,702
                                                                       (C)    (476,471)
                                                                       (D)     797,810
                                                                       (A)         (80)      2,061,210
   Deficit accumulated
     during the
     development stage                    (401,813)     (4,561,175)    (A)     (74,658)
                                                                       (C)     476,471      (4,561,175)
                                          --------     -----------            --------     -----------
Total stockholders' equity
   (deficit)                              $294,658     $(3,512,175)           $723,552     $(2,493,965)
                                          ========     ============           ========     ===========

        See notes to unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The pro forma adjustments assume the reverse split of Vanden common stock at 1 share for 300 shares, the issuance of 5,220,000 shares of Vanden's $.001 par value common stock in exchange for the 5,220,000 issued and outstanding shares of Entropin's common stock, the private placement of 300,000 shares of common stock at $2.75 per share, the issuance of 180,001 shares of common stock pursuant to exercise of stock option issued in connection with recapitalization and the issuance of 3,210,487 shares of the Series "A" preferred stock at $1 per share.

The acquisition is accounted for as recapitalization of Entropin and therefore, assets and liabilities are combined at historical cost.

The following is a summary of the adjustments required based upon the above assumptions.

A. Record additional costs incurred by Vanden to effect the exchange ($74,658), payment of existing Vanden liabilities ($12,643), and issuance of 180,001 shares of common stock. Costs incurred by Vanden to effect the exchange included legal fees, proxy costs and compensation to officers and directors.

B. Reverse split of Vanden common stock at 1 share for 300 shares and the increase par value thereof from $.0001 per share to $.001 per share.

C.   Issuance of Vanden common stock in exchange for Entropin common stock.

D. Issuance of 300,000 shares of the Company's common stock at $2.75 per share pursuant to a private placement effective January 15 1998, gross proceeds of $825,000 less offering and merger expenses of $26,890.

E. Issuance of 3,210,487 shares of $.001 par value preferred stock in exchange for notes payable and accrued interest of $1,710,487 and compensation agreement of $1,500,000.